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                                    EXHIBIT
                                       7
                      Consent of Independent Accountants.
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                    CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
MML Bay State Life Insurance Company

We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement of MML Bay State Variable Life Separate Account I (Group Flexible Premium Variable Life segment) on Form S-6 (Registration No. 333-23579), of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices are no longer considered to be in accordance with generally accepted accounting principles, and the change in our opinion for prior years, dated February 7, 1997, on our audits of the statutory financial statements of MML Bay State Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts."

                                                Coopers & Lybrand L.L.P.

Springfield, Massachusetts

August 1, 1997